EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Handex Environmental Recovery, Inc.


     We consent to the use of our report dated February 17, 1995 on the consolidated financial statements of Handex Environmental Recovery, Inc., and subsidiaries as of December 31, 1994 and January 1, 1994 and for each of the years in the three-year periods then ended, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the Prospectus.





KPMG PEAT MARWICK LLP


Cleveland, Ohio
May 4, 1995